UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
 PURSUANT TO SECTION 13 OR SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                    September 27, 2004 (September 22, 2004)


                     Conversion Services International, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                     0-30420                20-1010495
-----------------------------      ----------------       -------------------
(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)              File Number)         Identification No.)


                100 Eagle Rock Avenue
               East Hanover, New Jersey                     07936
       ----------------------------------------      -------------------
       (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code  (973) 560-9400
                                                    --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 22, 2004, Conversion Services International, Inc. (the "COMPANY") entered into a transaction pursuant to which the Company borrowed an aggregate of $1,000,000 on a secured basis (the "LOAN") from three affiliates of Sands Brothers Venture Capital ("SBVC"). Pursuant to three separate Senior Subordinated Secured Convertible Promissory Notes which evidence the Loan (collectively, the "NOTE"), the Loan accrues interest at a simple rate of 8% per annum, has a one (1) year term and is secured by a lien on all of the assets of the Company. The Loan and related obligations (including the security interest in the Company's assets) are subordinated to the loans made to the Company in August 2004 by Laurus Master Fund, Ltd.

Principal and accrued interest under the Loan are convertible into shares of Company common stock (the "COMMON STOCK") at a price (the "CONVERSION/EXERCISE PRICE") equal to either: (i) forty percent (40%) of the price per security of the next public or private convertible debt or equity financing of the Company which raises proceeds to the Company of $5,000,000 or more or (ii) following September 7, 2005, $0.14 per share (subject, in each case, to certain customary adjustments).

In connection with the Loan, SBVC was granted warrants (collectively, the "WARRANT") to purchase an aggregate of 6 million shares of Common Stock at the Conversion/Exercise Price (subject to certain customary adjustments). The shares of Common Stock underlying the Note and the Warrant are subject to registration rights consisting of one demand right and unlimited "piggyback" rights. Also, the Warrant is redeemable by the Company if certain operational and stock price milestones are met.

Additionally, and simultaneously with the entry into the Loan, the Company executed a non-exclusive financial advisory agreement with Sands Brothers International Limited ("SBIL"), a registered broker-dealer and an affiliate of SBVC. Pursuant to such arrangement, the Company will pay SBIL at $6,000 per month advisory fee in consideration of strategic financial advice.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Set forth below is a list of Exhibits included as part of this Current Report.

4.1 Common Stock Purchase Warrant of the Company, dated September 22, 2004, in favor of Sands Brothers Venture Capital LLC.

4.2 Common Stock Purchase Warrant of the Company, dated September 22, 2004, in favor of Sands Brothers Venture Capital III LLC.

4.3 Common Stock Purchase Warrant of the Company, dated September 22, 2004, in favor of Sands Brothers Venture Capital IV LLC.

4.4 Registration Rights Agreement, dated September 22, 2004, between Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital III LLC, Sands Brothers Venture Capital IV LLC and the Company.

10.1     Senior  Subordinated   Secured   Convertible   Promissory  Note,  dated
         September 22, 2004, made by the Company in favor of Sands Brothers Venture Capital LLC.

10.2     Senior  Subordinated   Secured   Convertible   Promissory  Note,  dated
         September 22, 2004, made by the Company in favor of Sands Brothers Venture Capital III LLC.

10.3     Senior  Subordinated   Secured   Convertible   Promissory  Note,  dated
         September 22, 2004, made by the Company in favor of Sands Brothers Venture Capital IV LLC.

10.4 Security Agreement, dated September 22, 2004, between Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital III LLC, Sands Brothers Venture Capital IV LLC and the Company.

10.5 Subordination Agreement, dated September 22, 2004, between Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital III LLC, Sands Brothers Venture Capital IV LLC, Laurus Master Fund, Ltd. and the Company.

10.6 Advisory Agreement, dated September 22, 2004, between Sands Brothers International Limited and the Company.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).


                                      # # #

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


September 27, 2004             CONVERSION SERVCES INTERNATIONAL, INC.


                               By: /s/ Scott Newman
                                   --------------------------------------------
                                   Name:  Scott Newman
                                   Title: President and Chief Executive Officer